February 1, 2014

BioShaft Water Technology, Inc.

111 West Ocean Blvd., 4th Floor

Long Beach, CA 90802

RE:	CONSULTING AGREEMENT BETWEEN
BioShaft Water Technology, Inc. (the “Company”)
AND Sustainable Water Corp (the “Consultant”)

Further to the discussion between BioShaft Water Techonolgy, Inc. and Sustainable Water Corp, below are the terms of the agreement between the Company and the consultant engaging as a Chief Operations Officer

AGREEMENT

DATED on this 1st day of February 2014 by BioShaft Water Technology, Inc. with office in Long Beach, CA (the “Company”) and Sustainable Water Corp a State of California Corporation with offices in San Pedro, CA (the “Consultant”).

CONSULTING SERVICES

A.) The Company hereby retains the services of the Consultant to render corporate marketing and business development in the form of:

1.

Ensure adequate cash management systems in place;

2.

Negotiate sales contracts;

3.

Source out contractors to build treatment systems upon execution of sales contracts;

4.

Meet with municipalities to demonstrate the Bioshaft Water Treatment systems.

B.) The Consultant hereby accepts such retention on the terms and conditions herein set forth and agree to use their best efforts to perform these services at the request of the Company.

C.) The Consultant shall not be required to devote any minimum or specific expenditure of time in performing these services, provided that the Consultant shall be reasonably accessible to the Company and shall devote such efforts to the effective performance of such services as may be commensurate therewith.

TERM

The term of this Agreement shall be for twenty-four months from the date this agreement is signed.

BioShaft Water Technology, Inc.

111 West Ocean Blvd., 4th Floor  Long Beach, CA 90802

After twenty-four months, this Agreement can be terminated with 30 days written notice by either party

COMPENSATION

In full consideration and compensation for the consulting services to be rendered to the Company by the Consultant, the Consultant shall be remunerated as follows (all figures are in US dollars)

1.

The Company shall pay the Consultant fifteen thousand monthly ($15,000.00) for the services rendered by the Consultant on the Company’s behalf.

2.

The fifteen thousand monthly ($15,000.00) is payable on the execution of the contract and every thirty days afterward.

EXPENSES

The compensation includes reasonable expense in connection with the services stated above, including but not limited to: telephone, facsimile, postage, photocopying, travel and courier expenses. The Company agrees to reimburse the Consultant for special pre-approved travel expenses for marketing, training or special projects.

COMPANY’S OBLIGATIONS

The Company shall make available to the Consultant all information concerning the business, assets, operations and financial condition of the Company, which the Consultant reasonably requests in connection with the performance of its obligations.  The Consultant may rely on the accuracy of all such information without independent verification.

CONFIDENTIALITY

The Consultant hereby agrees to maintain in the strictest confidence all such information Provided to it by the Company, provided that such information is first identified by the Company as confidential information.

INDEMNIFICATION

The Company shall indemnify and hold harmless the Consultant against any and all loss, liability, damage, cost or expense arising out of any claim or lawsuit, actual or threatened, which the Consultant may suffer, sustain or become subject to, as a result of, or in connection with, the performance of their obligations under this Agreement, except for any loss, liability or expense which is suffered as the result of, or in connection with, the Consultant’s willful misconduct, provided that the Consultant shall give prompt written notice to, and shall cooperate with and render assistance to, the Company regarding any such claim or lawsuit, and provided further the Company shall have the option to undertake and conduct the defense of any such claim or lawsuit.

BioShaft Water Technology, Inc.

111 West Ocean Blvd., 4th Floor  Long Beach, CA 90802

ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties and replaces all previous agreements, written or oral between the parties.  This agreement can only be amended in writing and both parties must sign all amendments.

Please indicate acceptance of these terms by signing below where indicated.

Sustainable Water Corp

BioShaft Water Technology, Inc.

/s/ Imad Yassine	/s/ Bashar Amin
February 1, 2014	February 1, 2014
Imad Yassine, COO	Bashar Amin, CEO

BioShaft Water Technology, Inc.

111 West Ocean Blvd., 4th Floor  Long Beach, CA 90802